Report of Independent Registered
Public
Accounting Firm

To the Shareholders and Board of
Trustees
Delaware Group Equity Funds V

In planning and performing our audits
of the
financial statements of Delaware
Group Equity
Funds V ( the Trust ) as of and for
the year
ended November 30, 2005, in
accordance with
the standards of the Public Company
Accounting Oversight Board (United
States), we
considered its internal control over
financial
reporting, including control
activities for
safeguarding securities, as a basis
for designing
our auditing procedures for the
purpose of
expressing our opinions on the
financial
statements and to comply with the
requirements
of Form N-SAR, but not for the
purpose of
expressing an opinion on the
effectiveness of the
Trusts internal control over
financial reporting.
Accordingly, we express no such
opinion.

The management of the Trust is
responsible for
establishing and maintaining
effective internal
control over financial reporting. In
fulfilling this
responsibility, estimates and
judgments by
management are required to assess the
expected
benefits and related costs of
controls. A
company's internal control over
financial
reporting is a process designed to
provide
reasonable assurance regarding the
reliability of
financial reporting and the
preparation of
financial statements for external
purposes in
accordance with generally accepted
accounting
principles. Such internal control
includes
policies and procedures that provide
reasonable
assurance regarding prevention or
timely
detection of unauthorized
acquisition, use or
disposition of a company's assets
that could
have a material effect on the
financial
statements.

Because of its inherent limitations,
internal
control over financial reporting may
not prevent
or detect misstatements. Also,
projections of any
evaluation of effectiveness to future
periods are
subject to the risk that controls may
become
inadequate because of changes in
conditions, or
that the degree of compliance with
the policies
or procedures may deteriorate.

A control deficiency exists when the
design or
operation of a control does not allow
management or employees, in the
normal course
of performing their assigned
functions, to
prevent or detect misstatements on a
timely
basis. A significant deficiency is a
control
deficiency, or combination of control
deficiencies, that adversely affects
the
company's ability to initiate,
authorize, record,
process or report external financial
data reliably
in accordance with generally accepted
accounting principles such that there
is more
than a remote likelihood that a
misstatement of
the company's annual or interim
financial
statements that is more than
inconsequential will
not be prevented or detected. A
material
weakness is a significant deficiency,
or
combination of significant
deficiencies, that
results in more than a remote
likelihood that a
material misstatement of the annual
or interim
financial statements will not be
prevented or
detected.

Our consideration of the Trusts
internal control
over financial reporting was for the
limited
purpose described in the first
paragraph and
would not necessarily disclose all
deficiencies in
internal control that might be
significant
deficiencies or material weaknesses
under
standards established by the Public
Company
Accounting Oversight Board (United
States).
However, we noted no deficiencies in
the
Trusts internal control over
financial reporting
and its operation, including controls
for
safeguarding securities, that we
consider to be a
material weakness as defined above as
of
November 30, 2005.

This report is intended solely for
the information
and use of management and the Board
of
Trustees of the Trust and the
Securities and
Exchange Commission and is not
intended to be
and should not be used by anyone
other than
these specified parties.


Philadelphia, Pennsylvania

January 11, 2006